EXHIBIT 10.1


              DEALER MANAGER AND SOLICITATION AGENT AGREEMENT


                                                    March 23, 1998


Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

     1. The Tender Offer. Falcon Drilling Company, Inc., a Delaware corporation ("Purchaser"), is making tender offers (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Tender Offers") to purchase for cash any and all of its outstanding (i) 9 1/2% Series B Senior Notes due 2001, (ii) 12 1/2% Series B Senior Subordinated Notes due 2005 and (iii) 8 7/8% Series B Senior Notes due 2003 (collectively, the "Notes"). Purchaser is also soliciting (the "Solicitations") consents (the "Consents") of the holders of the Notes to certain amendments to (i) the indenture dated as of January 15, 1994 between Purchaser, and certain subsidiaries of Purchaser (the "Falcon Guarantors") and Texas Commerce Bank National Association, as Trustee (the "1994 Trustee"), (ii) the indenture dated as of March 15, 1995 between Purchaser and Texas Commerce Bank National Association, as Trustee (the "1995 Trustee"), and (iii) the indenture dated as of March 1, 1996 between Purchaser and Bank One, Texas, N.A., as Trustee (the "1996 Trustee"), each of the 1994 Trustee, the 1995 Trustee and the 1996 Trustee, a "Trustee"), pursuant to which the Notes were issued (together, the "Indentures"). Subject to the consummation of the applicable Tender Offers and Consent Solicitations, Purchaser will execute supplemental indentures to the
Indentures (the "Supplemental Indentures") which will give effect to the amendments as provided in the Tender Offer and Consent Solicitation Material (as defined herein). Each of the Tender Offers and the Solicitations will be on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase") and the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") attached hereto as Exhibits A and B, respectively.

     2. Appointment as Dealer Manager. Purchaser hereby appoints you as Dealer Manager and Solicitation Agent (the "Dealer Manager and Solicitation Agent") and authorizes you to act as such in connection with the Tender Offers. As Dealer Manager and Solicitation Agent, you agree, in accordance with your customary practice, to perform those services in connection with the Tender Offers and Solicitations as are customarily performed by investment banks in connection with tender offers and consent solicitations of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of Notes and delivery of Consents pursuant to the Tender Offers and Solicitations and communicating generally regarding the Tender Offers and Solicitations with brokers, dealers, commercial banks and trust companies and other holders of Notes. In such capacity, you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to Purchaser.

       Purchaser further authorizes you to communicate with Chase Bank of Texas, National Association, in its capacity as depositary (the "Depositary"), and with MacKenzie Partners, Inc., in its capacity as information agent (the "Information Agent"), with respect to matters relating to the Tender Offers and Solicitations. Purchaser has instructed the Depositary to advise you at least daily as to the number of Notes which have been tendered pursuant to the Tender Offers, the number of Consents which have been delivered pursuant to the Solicitations and as to such other matters in connection with the Tender Offers and Solicitations as you may request.

     3. No Liability for Acts of Dealers, Banks and Trust Companies. You shall have no liability to Purchaser or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer") (other than you, to the extent set forth herein), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager and Solicitation Agent or as a Dealer hereunder or otherwise in connection with the Tender Offers and the Solicitations, except to the extent any such Losses are finally judicially determined to have resulted from your bad faith, willful misconduct or gross negligence. In soliciting or obtaining tenders of Notes and delivery of Consents, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of Purchaser or any of its affiliates, and you, as Dealer Manager and Solicitation Agent, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of Purchaser or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Notes and delivery of Consents, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with Purchaser or any of its affiliates in connection with the Tender Offers and the Solicitation, any purchase of the Notes, any payment for Consents, or otherwise, and neither Purchaser nor any of its affiliates shall be deemed to act as your agent. Purchaser shall have sole authority for the acceptance or rejection of any and all tenders of Notes or Consents.

     4. The Tender Offer and Consent Solicitation Material. Purchaser agrees to furnish you, at its expense, with as many copies as you may reasonably request of the Offer to Purchase, the Consent and Letter of Transmittal, all statements and other documents filed or to be filed with the Securities and Exchange Commission (the "Commission") or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") and any amendments or supplements to any such statements and documents (the definitive forms of all of the foregoing materials are hereinafter collectively referred to as the "Tender Offer and Consent Solicitation Material") to be used by Purchaser in connection with the Tender Offers and Solicitations, and you are authorized to use copies of the Tender Offer and Consent Solicitation Material in connection with the Tender Offers and Solicitations. The Tender Offer and Consent Solicitation Material has been or will be prepared and approved by, and is the sole responsibility of, Purchaser.

       You hereby agree, as Dealer Manager and Solicitation Agent, that you will not disseminate any written material for or in connection with the solicitation of tenders of Notes and delivery of Consents pursuant to the Tender Offers and Solicitations other than the Tender Offer and Consent Solicitation Material, and you agree that you will not make any statements in connection with such solicitation, other than the statements that are set forth in the Tender Offer and Consent Solicitation Material or as otherwise authorized by Purchaser.

       Purchaser agrees that no Tender Offer and Consent Solicitation Material will be used in connection with the Tender Offers and Solicitations or filed with the Commission or any Other Agency with respect to the Tender Offers and Solicitations without first submitting copies thereof to you, giving you reasonable opportunity to comment thereon and giving reasonable consideration to your comments, if any, with respect thereto. In the event that Purchaser uses or permits the use of any Tender Offer and Consent Solicitation Material in connection with the Tender Offers and Solicitations or files any such material with the Commission or any Other Agency without your prior approval, which shall not be unreasonably withheld, then you shall be entitled to withdraw as Dealer Manager and Solicitation Agent in connection with the Tender Offers and Solicitations without any liability or penalty to you or any Indemnified Person (as hereinafter defined), and you shall remain entitled to the indemnification provided in Section 12 hereof and to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date. If you withdraw as Dealer Manager and Solicitation Agent, as a result of the foregoing, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. If you withdraw, prior to the consent date, as Dealer Manager and Solicitation Agent for any reason other than those described above, you will be entitled to reimbursement for your expenses through the date of such withdrawal or termination, but shall not be entitled to receive any fee for services performed hereunder.

     5. Compensation. Purchaser agrees to pay you, as compensation for your services as Dealer Manager and Solicitation Agent in connection with the Tender Offers and Solicitations, a fee of $3.125 for each $1,000 principal amount of Notes validly tendered pursuant to the Tender Offers and Solicitations whether or not any Notes are purchased by Purchaser upon the expiration or termination of the Tender Offer.

     6.   Expenses of Dealer Manager and Solicitation Agent and Others.  In
addition  to  your  compensation for your services  hereunder  pursuant  to
Section 5 hereof, Purchaser agrees to pay directly, or reimburse you, as the case may be, for (i) all reasonable expenses incurred by you relating to the preparation, printing, filing, mailing and publishing of all Tender Offer and Consent Solicitation Material, (ii) all fees and expenses of the Depositary and Information Agent referred to in the Offer to Purchase,
(iii) all advertising charges in connection with the Tender Offers and Solicitations, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Tender Offer and Consent Solicitation Material to their customers and (v) all other reasonable fees and expenses incurred by you in connection with the Tender Offers and Solicitations or otherwise in connection with the performance of your services hereunder (including fees and disbursements of your legal counsel). All payments to be made by Purchaser pursuant to this Section 6 shall be made promptly against deliv ery to Purchaser of statements therefor which are itemized in reasonable detail. Purchaser shall be liable for the foregoing payments whether or not the Tender Offers and Solicitations are commenced, withdrawn, terminated or canceled prior to the purchase of any Notes and the payment for any Consents or whether Purchaser or any of its affiliates acquires any Notes or Consents pursuant to the Tender Offers and Solicitations or whether you withdraw pursuant to Section 4 hereof. The provisions of this
Section 6 are intended to govern the payment of expenses and fees described in this Section 6 and Purchaser's obligation to indemnify an Indemnified Person (as defined herein) are set forth in Section 12 hereof.

     7. Securityholder Lists. Purchaser will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Notes held by, the holders of Notes as of a recent date, and will cause you to be advised from day to day during the period of the Tender Offers and Solicitations as to any transfers of record of Notes.

     8. Sufficient Funds. Subject to the execution of a definitive purchase agreement relating to the sale of senior notes of R & B Falcon Corporation, a Delaware Corporation and the parent corporation of Purchaser ("R & B Falcon") among R & B Falcon, you, Chase Securities, Inc., Morgan Stanley & Co., Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation,] Purchaser represents and warrants to you that it has or, at the time Purchaser becomes obligated to purchase Notes under the Tender Offers and pay for Consents under the Solicitations, will have, sufficient funds to enable Purchaser to pay, and Purchaser hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Tender Offers and Solicitations and Sections 5 and 6 hereof, the consideration (and related costs) for Notes and Consents which Purchaser has offered, and which Purchaser may be required, to pay under the Tender Offers and Solicitations, and the fees and expenses payable hereunder.

     9. Additional Representations and Warranties of Purchaser. Purchaser represents and warrants to you that:

    (1) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of Purchaser and all of its subsidiaries and affiliates taken as a whole.

     (2) Each of Purchaser and, as applicable, the Falcon Guarantors that is incorporated in one of the United States of America, has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Tender Offers and Solicitations, (ii) the purchase by Purchaser of Notes pursuant to the Tender Offers and the payment by Purchaser for Consents pursuant to the Solicitations and (iii) the execution, delivery and performance of each of the Supplemental Indentures and this Agreement has been, and when executed and delivered by Purchaser and the Falcon Guarantors, if applicable, and the relevant
Trustee, each of the Supplemental Indentures will be, duly executed and delivered on behalf of Purchaser and, if applicable, the Falcon Guarantors, and, assuming due authorization, execution and delivery of each of the
Indentures, the Supplemental Indentures and this Agreement by each of the other parties thereto is, or in the case of the Supplemental Indentures will be, a legal, valid and binding obligation of Purchaser and, if applicable, Falcon Guarantors, enforceable against Purchaser and, if applicable, the Falcon Guarantors, in accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity. As of the Consent Date (as defined in the offer to Purchase), R & B Falcon will have full corporate power and authority to take and will have duly taken all necessary corporate action to authorize any borrowings or financings related to the Tender Offers and Solicitations.

     (3) The Tender Offer and Consent Solicitation Material complies or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act"). The Tender Offer and Consent Solicitation Material does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not mis-leading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from the Tender Offer and Consent Solicitation Material in reliance upon and in conformity with information furnished or confirmed in writing by you to Purchaser expressly for use therein. In connection with the Tender Offers and Solicitations, Purchaser has complied, and will continue to comply, with the applicable provisions of the Exchange Act, including without limitation, Sections 10 and 14 and Rules 10b-5, 14e-1 and 14e-3 thereunder.

     (4) Purchaser will file, if required, any and all necessary amendments or supplements to the documents, if any, filed with the Commission or Other Agency relating to the Tender Offers and Solicitations and will promptly furnish to you true and complete copies of each such amendment and supplement upon the filing thereof.

     (5) The Tender Offers and Solicitations (including any related borrowings or financings by Purchaser or any of its subsidiaries or affiliates), the purchase by Purchaser of Notes pursuant to the Tender Offers, the payment for Consents pursuant to the Solicitations, and the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser, and, if applicable, the Falcon Guarantors, comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser and, if applicable, the Falcon Guarantors, the making or consummation by Purchaser of the Tender Offers and Solicitations or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of Purchaser and, if applicable, the Falcon Guarantors, to execute, deliver and perform each of the Supplemental Indentures and this Agreement or to commence and consummate the Tender Offers and Solicitations in accordance with their terms. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the purchase of the Notes pursuant to the Tender Offers and the payment for Consents pursuant to the Solicitations.

     (6) The Tender Offers and Solicitations (including any related borrowings or financings by Purchaser or any of its subsidiaries or affiliates), the purchase of Notes by Purchaser pursuant to the Tender Offers and the payment for Consents pursuant to the Solicitations, and the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser, and, if applicable, the Falcon Guarantors, do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of Purchaser and the Falcon Guarantors, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which any property or asset of Purchaser or any of its subsidiaries is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Purchaser or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound.

     (7) Except as expressly disclosed in the Tender Offer and Consent Solicitation Material, no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of Purchaser's knowledge, threatened before the Commission or any Other Agency with respect to the making or consummation of the Tender Offers and Solicitations (including the obtaining or use of funds to purchase Notes or to pay for Consents pursuant thereto) or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase or with respect to the ownership of Notes by Purchaser or any of its subsidiaries or affiliates.

     (8) Purchaser has no knowledge of any material fact or information concerning Purchaser or any of its subsidiaries, or the operations, assets, condition (financial or otherwise) or prospects of Purchaser or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Tender Offer and Consent Solicitation Material or otherwise.

     (9) Purchaser is not, nor will it be as a result of the purchase by Purchaser of Notes that it may become obligated to purchase pursuant to the terms of the Tender Offers, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

     (10) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date on which the Tender Offers and Solicitations are commenced on and as of the date any Tender Offer and Consent Solicitation Material is first distributed to holders of Notes and on and as of the date on which any Notes are purchased and payments for Consents are made pursuant to the Tender Offers and Solicitations.

     10. Opinions of Purchaser's Counsel. Purchaser shall deliver to you addressed to you and dated the date hereof opinions of Leighton Moss, Esq., Co-Counsel of Purchaser, and Gardere & Wynne, L.L.P., special counsel to Purchaser, with respect to the matters set forth in Exhibits C-1 and C-2, respectively.

     11. Notification of Certain Events. Purchaser shall advise you promptly of (i) the occurrence of any event which could cause Purchaser to withdraw, rescind or terminate the Tender Offers and Solicitations or would permit Purchaser to exercise any right not to purchase Notes or pay for Consents tendered or obtained under the Tender Offers and Solicitations,
(ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Tender Offer and Consent Solicitation Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to make, amend or supplement any filing required by the Exchange Act in connection with the Tender Offers and Solicitations or to make any filing in connection with the Tender Offers and Solicitations pursuant to any other applicable law, rule or regulation,
(iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Tender Offers and Solicitations (and, if in writing, will furnish you with a copy thereof),
(v) any material developments in connection with the Tender Offers and Solicitations or the financing thereof, including, without limitation, the commencement of any lawsuit concerning the Tender Offers and Solicitations
and  (vi)  any  other  information  relating  to  the  Tender  Offers   and
Solicitations, the Tender Offer and Consent Solicitation Material or this Agreement which you may from time to time reasonably request.

     12.  Indemnification.   (a)  Purchaser  agrees  to  hold  harmless and
indemnify you (including any affiliated companies) and any officer, director, partner, employee or agent of you or any of such affiliated companies  and  any  entity or person controlling (within  the  meaning  of
Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the "Indemnified Persons"), from and against any and all
Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Tender Offer and Consent Solicitation Material or in any other material used by Purchaser, or authorized by Purchaser for use in connection with the Tender Offers and Solicitations or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon information furnished by you to Purchaser expressly for use therein), (ii) arising out of or based upon any withdrawal by Purchaser of, or failure by Purchaser to make or consummate, the Tender Offers and Solicitations or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Tender Offer and Consent Solicitation Material, (iii) arising out of the breach or alleged breach by Purchaser of any representation, warranty or covenant set forth in this Agreement or (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an Indemnified Person in connection with the Tender Offers and Solicitations or (v) otherwise arising out of, relating to or in connection with the Tender Offers and Solicitations, the other transactions described in the Tender Offer and Consent Solicitation Material or your services as Dealer Manager and Solicitation Agent hereunder. Purchaser shall not, however, be responsible for any Loss pursuant to clauses (iv) or
(v) of the preceding sentence of this Section 12 which has been finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed at the specific request of, with the specific consent of, or in conformity in all material respects with actions taken or omitted to be taken by, Purchaser.

     (1) Purchaser and you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 12 is unavailable for any reason or insufficient to hold you harmless, then Purchaser and you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Purchaser, on the one hand, and actually received by you, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of Purchaser, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by you in connection with your engagement hereunder. It is hereby agreed that the relative benefits to Purchaser, on the one hand, and you, on the other hand, with respect to the Tender Offers and Solicitations and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid to holders of Notes pursuant to the Tender Offers and Solicitations (whether or not the Tender Offers and Solicitations or such transactions are consummated) bears to (ii) the fees actually received by you from Purchaser in connection with your engagement hereunder.

     (2) The foregoing rights to indemnity and contribution shall be in addition to any other right which you and the other Indemnified Persons may have against Purchaser at common law or otherwise. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against Purchaser pursuant to this Section 12, such Indemnified Person shall promptly notify Purchaser in writing of the commencement of such litigation or proceeding, but the failure so to notify Purchaser shall relieve Purchaser from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture by Purchaser of substantial rights and defenses, and will not in any event relieve Purchaser from any other obligation or liability that it may have to any Indemnified Person other than under this Agreement. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify Purchaser in writing of the commencement of such litigation or proceeding, Purchaser shall be entitled to participate in such litigation or proceeding, and, after written notice from Purchaser to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of Purchaser to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litiga tion or proceeding, and Purchaser shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, Purchaser shall not be required to bear the fees, costs and expenses of more than one such counsel) if (i) in the reasonable judgment of such Indemnified Person the use of counsel chosen by Purchaser to represent such Indemnified Person would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and Purchaser, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to Purchaser (in which case Purchaser shall not have the right to direct the defense of such action on behalf of the Indemnified Person),
(iii) Purchaser shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of the Indemnified Person's reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding or (iv) Purchaser shall authorize in writing such Indemnified Person to employ separate counsel at the expense of Purchaser. In any action or proceeding the defense of which Purchaser assumes, the Indemnified Person shall have the right to participate in such litigation and retain its own counsel at such Indemnified Person's own expense. Purchaser and you agree to notify the other promptly of the assertion of any claim against it, any of its officers or directors or any entity or person who controls it within the meaning of Section 20(a) of the Exchange Act in connection with the Tender Offers and Solicitations. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding.

     (3) Purchaser also agrees to reimburse each Indemnified Person for all reasonable expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 12 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

     (4) Purchaser shall not be liable for any settlement, compromise or consent to the entry of any judgement without its prior written consent, which consent shall not be unreasonably withheld. Purchaser agrees that it will not, without your prior written consent (which will not be unreasonably withheld) settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not you, any other Indemnified Person or Purchaser is an actual or potential party), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

     13. Conditions to Obligations of the Dealer Manager. Your obligations hereunder shall at all times be subject to the conditions that (a) all representations, warranties and other statements of Purchaser contained herein are now, and at all times during the period of the Tender Offers and Solicitations shall be, true and correct in all material respects and (b) Purchaser at all times shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     14. Termination. This Agreement shall terminate upon the expiration, termination or withdrawal of the Tender Offers and Solicitations or upon withdrawal by you as Dealer Manager and Solicitation Agent pursuant to
Section 4 hereof, it being understood that Sections 3, 5, 6, 8, 9, 12, 14, 15, 16, 17, 20, 21, 22 and 23 hereof shall survive any termination of this Agreement.

     15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

     (1)  if to you:

          Credit Suisse First Boston Corporation
          Eleven Madison Avenue
          New York, NY 10010-3629
          Telecopy No.: (212) 325-8278
          Attention:Transaction Advisory Group


     with a copy to:
          Allan D. Reiss, Esq.
          Andrews & Kurth L.L.P.
          425 Lexington Avenue
          New York, NY 10017
          Telecopy No.: (212) 850-2929

  (b)  if to Purchaser:
  R&B Falcon Corporation
  901 Threadneedle, Suite 200
  Houston, TX 77079
  Telecopy No.: (281) 496-0285
  Attention: Leighton Moss

  with a copy to:
  C. Robert Butterfield, Esq.
  Gardere & Wynne, L.L.P.
  3000 Thanksgiving Tower
  1601 Elm Street
  Dallas, Texas 75201
  Telecopy No.: (214) 999-3534

     16. Consent to Jurisdiction; Service of Process. Purchaser hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     17. Joint and Several Obligations, Etc. In the event that Purchaser makes the Tender Offers and Solicitations through one or more of its affiliates, each reference in this Agreement to Purchaser shall be deemed to be a reference to Purchaser and any such affiliates, and the representations, warranties, covenants and agreements of Purchaser and any such affiliates hereunder shall be joint and several.

     18.   Entire  Agreement.   This  Agreement  constitutes   the   entire
agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     19. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

     20. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

     21. Waiver of Jury Trial. PURCHASER HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE TENDER OFFERS AND SOLICITATIONS).

     22. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     23. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Please indicate your willingness to act as Dealer Manager and Solicitation Agent and your acceptance of the foregoing by providing to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

  FALCON DRILLING COMPANY, INC.

By:

  Name:
  Title:
Accepted as of the
date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION

By:
  Name:
  Title:

Exhibit A

Offer to Purchase

Exhibit B

Consent and Letter of Transmittal

Exhibit C-1

Matters to be Addressed in the Opinion of Leighton Moss, Esq.

  (1) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified (to the best of such counsel's knowledge with respect to certain foreign operations) to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of Purchaser and all of its subsidiaries and affiliates, taken as a whole.

  (2)   Each  of  Purchaser and, as applicable, the Falcon Guarantors,  has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Tender Offers and Solicitations (including any related borrowings or financings by Purchaser or any of its subsidiaries or affiliates), (ii) the purchase by Purchaser of Notes and the payment for Consents pursuant to the Tender Offers and Solicitations and (iii) the execution, delivery and performance of each of the Supplemental Indentures and this Agreement, and each of the Indentures and this Agreement has been, and, when executed and delivered by Purchaser, and, as applicable, the Falcon Guarantors and the relevant Trustee, each of the Supplemental Indentures will be, duly executed and delivered on behalf of Purchaser and, if applicable, the Falcon Guarantors and, assuming due authorization, execution and delivery of this Agreement by Credit Suisse First Boston Corporation and each of the Supplemental Indentures by the relevant Trustee, is a legal, valid and binding obligation of Purchaser and, if applicable, the Falcon Guarantors enforceable against Purchaser and, if applicable, the Falcon Guarantors in accordance with its terms, except that the enforceability thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity.

  (3) The Tender Offers and Solicitations (including any related borrowings or financings by Purchaser or any of its subsidiaries or affiliates), the purchase of Notes by Purchaser and the payment for Consents pursuant to the Tender Offers and Solicitations, and the execution, delivery and performance of each of this Agreement, and the Supplemental Indentures by Purchaser and, if applicable, the Falcon Guarantors, do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of Purchaser or the Falcon Guarantors, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which any property or asset of Purchaser or any of its subsidiaries is or may be bound or (iii) to the best of such counsel's knowledge, result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Purchaser or any of its subsidiaries is a party or by which any of them or any of its properties or assets is or may be bound.

  (4) No consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser and, if applicable, the Falcon Guarantors, the making or consummation by Purchaser of the Tender Offers and Solicitations or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of Purchaser and, if applicable, the Falcon Guarantors, to execute, deliver and perform each of the Supplemental Indentures and this Agreement or to commence and consummate the Tender Offers and Solicitations in accordance with their terms.

  (5) Except as expressly disclosed in the Offer to Purchase, to the best of such counsel's knowledge, no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or threatened before the Commission or any Other Agency with respect to the making or consummation of the Tender Offers and Solicitations (including the obtaining or use of funds to purchase Notes or pay for Consents pursuant thereto) or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase or with respect to the ownership of the Notes by Purchaser.

  (6) To the best of such counsel's knowledge, Purchaser has no knowledge of any material fact or information concerning Purchaser or any of its subsidiaries, or the operations, assets, condition (financial or otherwise) or prospects of Purchaser or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Tender Offer and Consent Solicitation Material or otherwise.

     Such counsel shall also advise that no facts have come to its attention which has caused him to believe that the Offer to Purchase (apart from the financial and market data and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Exhibit C-2

Matters to be Addressed in the Opinion of Gardere & Wynne, L.L.P.

  (a) The Tender Offers and Solicitations (including any related borrowings or financings by Purchaser or any of its subsidiaries or affiliates), the purchase by Purchaser of Notes and the payment for Consents pursuant to the Tender Offers and Solicitations, and the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser and, if applicable, the Falcon Guarantors, comply and will comply in all material respects with all applicable requirements of applicable law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees of which such counsel has knowledge, and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with, the Commission or any Other Agency is required in connection with the execution, delivery and performance of each of the Supplemental Indentures and this Agreement by Purchaser and, if applicable, the Falcon Guarantors, the making or consummation by Purchaser of the Tender Offers and Solicitations or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of Purchaser and, if applicable, the Falcon Guarantors, to execute, deliver and perform each of the Supplemental Indentures and this Agreement or to commence and consummate the Tender Offers and Solicitations in accordance with their terms.
  (b) Except as expressly disclosed in the Offer to Purchase, to the best of such counsel's knowledge, no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or threatened before the Commission or any Other Agency with respect to the making or consummation of the Tender Offers and Solicitations (including the obtaining or use of funds to purchase Notes and to pay for Consents pursuant thereto) or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase or with respect to the ownership of the Notes by Purchaser.
  (c) Purchaser is not, nor will be as a result of the purchase by Purchaser of Notes that it may become obligated to purchase pursuant to the terms of the Tender Offers, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.


Such counsel shall also advise that no facts have come to its attention which has caused it to believe that the Offer to Purchase (apart from the financial and market data and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.